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                                                                      Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24893) pertaining to the Eskimo Pie Corporation 1996 Incentive Stock Plan, the Eskimo Pie Corporation Savings Plan and the Eskimo Pie Corporation Employee Stock Purchase Plan of our report dated June 27, 2000, with respect to the financial statements and schedules of the Eskimo Pie Corporation Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                                          /s/ ERNST & YOUNG LLP


Richmond, Virginia
June 27, 2000